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                                                                    Exhibit 10.a

                           FEDERAL SIGNAL CORPORATION

                               STOCK BENEFIT PLAN

                         (as amended on April 17, 2003)

1.   Purpose of the Plan.

     The purpose of this Stock Benefit Plan (the "Plan") is to secure for Federal Signal Corporation, a Delaware corporation (the "Corporation"), and its stockholders the benefits of incentive compensation of the management personnel of the Corporation and its subsidiaries and to ensure a tax deduction for the Corporation for certain compensation under the Plan. By virtue of the benefits available under the Plan, directors and employees who are responsible for the future growth and continued success of the Corporation have an opportunity to participate in the appreciation in the value of the stock of the Corporation which furnishes them with an incentive to work for and contribute to such appreciation through the growth and success of the Corporation. In addition, it is generally recognized that incentive compensation programs aid in retaining and encouraging key employees of ability and in recruiting additional able employees.

2.   Shares Subject to the Plan.

     An aggregate of 2,500,000 plus an additional 1,500,000 shares of Common Stock ($1.00 par value) of the Corporation shall be subject to the Plan and such shares may be issued under the Plan pursuant to Stock Options, Stock Awards or such other Stock Unit Awards (collectively "Benefits") as the Committee, as defined below, in its discretion, may determine and the total number of Benefit shares or units that can be granted under the Plan shall not exceed 2,500,000 plus an additional 1,500,000 shares except as set forth in the next paragraph. (amended 4/17/03) Such shares may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Corporation.

     In the event that any option under the Plan expires or is terminated without being exercised for any reason prior to the end of the period during which options may be granted under the Plan, the shares theretofore subject to such option, or the unexercised portion thereof, shall again become available for grant under the Plan. In the event that any shares granted as stock awards or stock unit awards expire, terminate or become the property of the Corporation pursuant to the Plan, the number of such shares shall again become available for granting as Benefits awards under the Plan.

3.   Administration of the Plan.

     A.       The Committee.

         The Plan shall be administered by the Compensation/Stock Option Committee of the Board of Directors or such other committee as shall be designated by the Board of Directors (the "Committee"). The Committee shall consist of not less than two Directors of the Corporation, and shall be appointed by the Board of Directors. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee) and may make such rules and regulations for the conduct of its business as it shall deem advisable. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Service on the Committee shall constitute service as a Director of the Corporation so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Corporation.



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B.   Authority of the Committee.

     Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the employees to whom, and the time or times at which, Benefits shall be granted and the number of shares to be subject to each Benefit provided, however, no individual may receive more than 100,000 of the shares per year under the Plan. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Corporation's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective Benefits (which terms and conditions need not be the same in each case), to impose restrictions on any shares issued as or pursuant to the Benefits and to determine the manner in which such restrictions may be removed, and to make all other determinations deemed necessary or advisable in administering the Plan. The Committee may specify in the original terms of any Benefit or, if not so specified, shall determine whether any authorized leave of absence or absence on military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Plan. The Committee shall have the authority to issue shares of Common Stock or pursuant to the Benefits and to determine the consideration received by the Corporation for such Benefits granted pursuant to the Plan. The determination of the Committee on the matters referred to in this paragraph shall be conclusive.

C.   Granting Date.

     The action of the Committee with respect to the granting of a Benefit shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of a Benefit or, in the absence of a meeting, on such date as a written designation covering such Benefit shall have been authorized by all members of the Committee. The effective date of the grant of a Benefit (the "Granting Date") shall be the date specified by the Committee in its determination or designation relating to the award of such Benefit, provided that the Committee may not designate a Granting Date with respect to any Benefit which shall be earlier than the date on which the granting of such Benefit shall have been approved by the Committee.

4.   Eligibility.

     Benefits may be granted to employees (which term shall be deemed to include officers) who on the Granting Date (or, with respect to Benefits that are not incentive stock options, within 30 days thereafter in the instance of newly hired employees) are in the employ of the Corporation or one of its then subsidiary corporations (the "subsidiaries"), as defined in Section 425 of the Internal Revenue Code of 1954, as amended (the "Code"), and Directors. Below market stock options may also be granted to any Director of the Corporation in lieu of part or all of their Directors' fees in accordance with Section 8 of this Plan.


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5.   Terms and Conditions of Options.

     A.   Purchase Price and Terms of Options.

     (i) The purchase price of the Common Stock under each option shall be determined by the Committee, but for options granted under Section 5 of the Plan, the price shall not be less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Granting Date for such option.

     (ii) Options granted under this Plan may be either Incentive Stock Options (as defined in Section 422A of the Code) or Non-Incentive Stock Options (i.e., options which are not within the Section 422A definition).

              a. Incentive Stock Options: Subject to the minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each incentive stock option granted under the Plan, which may be different in each case, shall include those terms which are required by Section 422A of the Code, and such other terms not inconsistent therewith as the Committee may determine.

              b. Non-Incentive Stock Options: Subject to minimum option price specified in subparagraph 5(A)(i) hereof, the terms of each stock option granted under this Plan that is not an incentive stock option, which terms may be different in each case, shall be determined by the Committee.

     B.   Term of Options.

     The term of each option granted under the Plan shall be for a period of ten years unless otherwise determined by the Committee. Each option shall become exercisable, unless otherwise determined by the Committee in its discretion, with respect to one-half the number of shares subject thereto after the first anniversary following the Granting Date, and shall be exercisable with respect to all shares subject thereto after the second anniversary following the Granting Date.

     C.   Restrictions on Transfer and Exercise.

     (i) Except as hereinafter provided, no option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee of the Corporation or of a subsidiary. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an employee of the Corporation or of a subsidiary. Retirement pursuant to the Corporation's then prevailing retirement policies and plans shall be deemed to be a termination of employment.

     (ii) Unless the Committee determines otherwise, in the event of the termination of employment of a grantee of an option (otherwise than by reason of death), such option may be exercised (only to the extent that the employee was entitled to do so at the termination of his employment) at any time within (1) for options that are not incentive stock options, (a) two years after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or retirement unless, at the time of employment termination, the Committee extends the period of exercise, (b) three months after such termination in all other cases, unless such period shall be extended by the Committee in its discretion; or (2) in the case of incentive stock options, (a) one year after such termination if such termination is due to disability (as defined in Section 105(d)(4) of the Code) or such lesser time as the Committee may specify from time to time, or (b) three months after such termination in all other cases unless such period shall be extended by the Committee in its discretion. In no event shall an option be exercisable after the expiration date of the option.

     (iii) Unless the Committee determines otherwise, if a grantee shall die while an employee of the Corporation or a subsidiary or within three months after the termination of employment of the grantee, an option held by such grantee may be



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exercised to the extent the option was exercisable by such grantee at the date of death, by a legatee or legatees of such option under the grantee's last will, or by the grantee's personal representative or distributees, at any time within one year after the grantee's death, provided that in no event shall the option be exercised after the expiration of the period of the option.

     (iv) No option granted under the Plan shall be transferable otherwise than by will or the law of descent and distribution and an option may be exercised, during the lifetime of the grantee thereof, only by the grantee thereof.

     D.   Exercise of Options; Alternative Settlement Methods.

     (i) Subject to the limitations set forth in the Plan and the original terms of the option, any option granted and exercisable pursuant to the Plan may be exercised in whole or in part from time to time. Except in the case of the election of an alternative settlement method as hereinafter provided, payment for shares of Common Stock purchased shall be made in full at the time that an option, or any part thereof, is exercised. Unless the Committee determines otherwise in its discretion, a grantee holding an option may make all or a portion of payment upon exercise of an option through delivery of shares of Common Stock of the Corporation. Any shares so delivered shall be valued at the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

     (ii) The Committee, in its discretion, may provide that any option granted pursuant to the Plan may, by its terms, confer upon the grantee the right to elect any of the alternative settlement methods set forth in subparagraph (iv) below.

     (iii) The Committee may, in its discretion and at the request of a grantee holding an option granted pursuant to the Plan that does not by its terms include the right to elect any of such alternative settlement methods, permit the election of any of such alternative methods by the grantee. The Committee, in its discretion, may at the request of the holder of an option on the Common Stock of the Corporation, which option is exercisable at the time of the request and which was granted pursuant to any stock option plan or other similar plan heretofore established for the benefit of employees of the Corporation, permit the election of any of such alternative methods by such holder. The authority of the Committee to permit such elections of alternative settlement methods shall not confer upon the grantee or holder of any option the right to such an election.

     (iv) The alternative settlement methods are: (a) cash equal to the excess of the value of one share of Common Stock over the purchase price set forth in the option times the number of shares as to which the option is exercised; (b) the number of full shares of Common Stock having an aggregate value not greater than the cash amount calculated under alternative (a); (c) any combination of cash and full shares having an aggregate value not greater than the cash amount calculated under alternative (a). Notwithstanding the other provisions of the Plan, election of an alternative settlement method involving the receipt of cash shall be subject to the approval of the Committee at the time of such election. For purposes of determining an alternative settlement, the value per share of Common Stock shall be the closing price on the New York Stock Exchange on the date of the exercise of the option (or, if no such closing price is available, the value shall be determined in such other manner as the Committee may deem appropriate).

     (v) In the event that an option granted or to be granted under the Plan is not an incentive stock option under Section 422A of the Code, then the Committee may, in its discretion, commit the Corporation to pay to the option holder, at the time the taxes or an amount of cash equal to the amount of income tax payable by the grantee as a result of the option exercise and as a result of this tax reimbursement.




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(vi) Exercise of an option in any manner, including an exercise involving an election of an alternative settlement method, shall result in a decrease in the number of shares which thereafter may be available for purposes of granting options under the Plan by the number of shares as to which the option is exercised.

     E.   Manner of Exercise.

     An option shall be exercised by giving a written notice to the Secretary of the Corporation stating the number of shares of Common Stock with respect to which the option is being exercised and containing such other information as the Secretary may request, including the election requesting authorization of an alternative settlement method.

6.   Stock Awards.

     A.   Award of Shares.

     Stock awards will consist of shares of Common Stock of the Corporation issued to eligible officers, and to directors, if they so elect, in lieu of their director fees being paid in cash. (amended 4/17/03)

     B.   Restrictions on Transfer.

     Stock awards shall be subject to such terms and conditions as the Committee determines to be appropriate, including, without limitation, restrictions on the sale or other disposition of such shares. Except as hereinafter provided, or unless the Committee determines otherwise (either at the time of the grant of a stock award or at any time thereafter), shares granted as stock awards pursuant to the Plan shall not be sold, transferred, assigned or otherwise disposed of by the grantee. In the event of termination of full time employment (including, but not limited to, the retirement of the grantee) for any reason prior to the termination date of any restrictions pertaining to the stock award, the shares then subject to restrictions shall become the property of the Corporation, provided, however, that the obligation not to dispose of shares acquired pursuant to a stock award and the right of the Corporation to receive such shares shall lapse, unless the Committee determines otherwise in its discretion, as to one-fourth (or such other portion as the Committee shall establish in the stock award) of the shares received in one stock award on each of the first four anniversary dates following the Granting Date thereof (or on such other date(s) as the Committee shall establish in the stock award), and provided further that the Committee may determine (either at the time of the grant of a stock award or at any time thereafter) that in the event a grantee's employment is terminated on account of death, the permanent disability of such grantee or upon such other conditions as the Committee may approve, all restrictions remaining on shares granted to such grantee shall lapse and such shares shall not become the property of the Corporation.

     All restrictions applicable to any stock award shall apply to any shares resulting from a stock dividend, stock split, or other distribution of shares of the Corporation with respect to the stock award, effective as of the Granting Date of such stock award.

     All restrictions applicable to any stock award shall lapse (1) as to all shares granted in such award, in the event any tender offer subject to Section 14(d) of the Securities Exchange Act of 1934, or any successor thereto, shall be made for any of the outstanding Common Stock of the Corporation, or (2) as to any securities, property, cash or combinations thereof received in exchange for stock award shares pursuant to any merger, consolidation, liquidation or dissolution of the Corporation.

7.   Stock Unit Awards.

     In order to enable the Corporation and Committee to respond quickly to significant developments in applicable tax and other legislation and regulations and




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interpretations thereof, and to trends in executive compensation practices, the
Committee shall also be authorized to grant to participants, either alone or in addition to other Benefits granted under the Plan, awards of stock and other awards that are valued in whole or in part by reference to, or are otherwise based on Common Stock of the Corporation ("stock unit awards") such as phantom stock, below market options, performance units, etc. Other stock unit awards may be paid in Common Stock of the Corporation, cash or any other form of property as the Committee shall determine.

     The Committee shall determine the key employees to whom other stock unit awards are to be made, the times at which such awards are to be made, the number of shares to be granted pursuant to such awards and all other conditions of such awards. The provisions of the stock unit awards need not be the same with respect to each recipient. The participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber the shares prior to the later of the date on which the shares are issued, or the date on which any applicable restriction, performance or deferral period lapses. Stock (including securities convertible into stock) granted pursuant to other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Stock (including securities convertible into stock) purchased pursuant to purchase rights granted pursuant to other stock unit awards may be purchased for such consideration as the Committee shall determine which price shall not be less than par value of such stock or other securities on the date of grant.

8.   Director Options.

     Directors of the Corporation may elect to receive below-market stock options in lieu of part or all of their Director fees. Such options shall be granted at a price of $1.00 (par value of the Common Stock) per share. The number of shares to be granted shall be determined by dividing the amount of Director fees (that the Director irrevocably elected to take in the form of below market options instead of cash) by the fair market value of a share of Common Stock on the date of grant after subtracting the $1.00 option price from such fair market value. These options shall be 100% vested on the date of grant, but shall not be exercisable until six months after the date of grant. The term of these options shall be for ten years and they shall not be transferable otherwise than by will or the laws of descent and distribution and may only be exercised by the Director, his guardian or legal representative during the Director's lifetime. Election of an alternative settlement method shall not be available for these options.

9.   Stockholder and Employment Rights.

     A holder of an option shall have none of the rights of a stockholder with respect to any of the shares subject to option until such shares shall be issued upon the exercise of the option.

     Subject to the other provisions of the Plan, upon the date of issuance of certificates representing a stock award, the grantee shall have all the rights of a stockholder including the right to receive dividends and to vote the shares. However, the certificates representing such shares and any shares of the Corporation issued with respect thereto or in exchange therefore shall be held by the Corporation for account of the grantee and the grantee shall deliver to the Corporation upon request a stock power or powers executed in blank, covering such shares. As and when restrictions lapse, the certificates representing such shares shall be released to the grantee.

     Nothing in the Plan or in any Benefit granted pursuant to the Plan shall, in the absence of an express provision to the contrary, confer on any individual any right to be or to continue in the employ of the Corporation or any of its subsidiaries or shall interfere in any way with the right of the Corporation or any of its subsidiaries to terminate the employment of any individual at any time.



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10.  Adjustments in Common Stock.

     The aggregate number of shares of Common Stock of the Corporation on which Benefits may be granted hereunder, the number of shares thereof covered by each outstanding Benefit, the price per share thereof in each such Benefit may all be approximately adjusted, as the Board of Directors or the Committee may determine, for any increase or decrease in the number of shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any Benefit granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Benefit would have been entitled pursuant to the merger or consolidation. Upon a dissolution of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, every Benefit outstanding hereunder shall terminate, provided, however, that in the case of such dissolution, merger or consolidation, then during the period thirty days prior to the record date of such event, each holder of an Benefit granted pursuant to the Plan shall have a right to exercise the Benefit, in whole or in part, notwithstanding any other provision of the Plan or Benefit agreement.

11.  Amendment and Termination.

     Unless the Plan shall theretofore have been terminated, the Plan shall terminate on, and no Benefit shall be granted hereunder after, April 17, 2006, provided that the Board of Directors of the Corporation may at any time prior to that date terminate the Plan.

     The Board of Directors shall have complete power and authority to amend the Plan, provided, however, that except as expressly permitted in the Plan, the Board of Directors shall not, without the affirmative vote of the holders of a majority of the voting stock of the Corporation, increase the maximum number of shares on which Benefits may be granted amend the formula for determination of the purchase price of shares on which options may be granted, extend the period during which Benefits may be granted, or amend the requirements as to the class of employees eligible to receive Benefits.

     No termination or amendment of the Plan may, without the consent of the holder of any outstanding Benefit, adversely affect the rights of such holder or grantee. The termination of the Plan shall not affect restrictions applicable to any Benefits, outstanding or existing at the time of such termination.

12.  Effectiveness of the Plan.

     The Plan shall become effective on adoption by the Board of Directors of the Corporation, and approval by the holders of a majority of the voting stock of the Corporation. Should such holders fail so to approve it, the Plan and all actions taken thereunder shall be and become null and void. Any other provisions of the Plan to the contrary notwithstanding, no Benefits granted under the Plan may be exercised or vested until after such stockholder approval.

13.  Government and Other Regulations.

     The obligation of the Corporation to sell or deliver shares under Benefits granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.



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